Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement Form S-8 (No. 333-224744) of our report dated March 18, 2019, relating to the consolidated financial statements of BayCom Corp and Subsidiary appearing in this Annual Report (Form 10-K) for the year ended December 31, 2018.
/s/ Moss Adams LLP
Los Angeles, California
March 18, 2019